                                                                 Exhibit 10.18

                            WARRANT MODIFICATION AND

                               EXERCISE AGREEMENT

         WARRANT MODIFICATION AND EXERCISE AGREEMENT, dated as of May 10, 1996, by and among STRATASYS, INC., a Delaware corporation (the "Company"), VERTICAL FINANCIAL INC., a British Virgin Islands corporation ("Vertical"), ROBB MATZNER ("Matzner"), NATHAN LOW ("Low"), FLOY L. SHAEFFER ("Shaeffer"), DONALD HEIMSTAEDT ("Heimstaedt"), and SUNRISE SECURITIES CORP., a New York corporation ("Sunrise").

                                 R E C I T A L S

         Vertical, Matzner, Low, Shaeffer, and Heimstaedt (collectively, the "Warrant Holders", and individually, a "Warrant Holder") own warrants (collectively, the "Warrants" and individually, a "Warrant") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), at the exercise price (the "Exercise Price") set forth below next to his name:

         Warrant Holder                       Shares          Price

         Vertical                             137,500         $3.00
         Matzner                               40,000         $3.00
         Low                                   50,000         $3.00
         Low                                  150,000         $8.00
         Shaeffer                              20,000         $3.00
         Heimstaedt                             2,500         $3.00

         The Warrants were originally issued to Vertical on October 28, 1994, were transferred to the other Warrant Holders directly or indirectly by Vertical, and may only be exercised prior to October 28, 1996, with the consent of M.H. Meyerson & Co. Inc. ("Meyerson"). In connection with the transfer to Low by Vertical and Matzner of Warrants to purchase 150,000 shares of Common Stock at $8.00 per share, under a Pledge Agreement of even date herewith (the "Subordinate Pledge Agreement"), Low granted a security interest to Matzner in 72,917 shares of Common Stock to be acquired by Low under such Warrants and granted a security interest to Vertical in 102,083 shares of Common Stock to be acquired by Low under such Warrants. The Company acknowledges that it is in receipt of a copy of the Subordinate Pledge Agreement executed by Low and that the shares of Common Stock to be pledged to the Company as contemplated by this Agreement have also been pledged to Vertical and Matzner pursuant to the Subordinate Pledge Agreement. Low, Matzner, and Vertical have agreed that, subject to the terms of this Agreement, Low will deposit the certificates representing all shares of Common Stock pledged to Vertical and Matzner, but not pledged to the Company (the "Escrow Shares"), with Bachner, Talley, Polevoy & Misher, LLP, as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement of even date herewith (the "Escrow Agreement").

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



         Subject to the terms and conditions of this Agreement, each of the Warrant Holders has notified the Company that he intends to exercise his Warrant in full and to purchase all shares of Common Stock issuable upon exercise of such Warrant (such shares being referred to herein as the "Warrant Shares") and to pay the Exercise Price for such Warrant Shares as provided in the Warrant as modified by this Agreement. The Company has agreed to accept payment of the Exercise Price as provided in the Warrants as modified by this Agreement and to issue certificates representing the Warrant Shares to the Warrant Holders.

         Concurrently with their exercise of the Warrants, the Warrant Holders have demanded that the Company file a registration statement with the United States Securities and Exchange Commission (the "SEC") with respect to the Warrant Shares as provided under the terms of the Warrants (the "Registration Statement"), and the Company has agreed to file the Registration Statement subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Exercise of the Warrants and Payment of the Exercise Price.

         (a) The Company hereby acknowledges receipt of each Warrant Holder's notice of exercise of his Warrant and agrees to issue to such Warrant Holder certificates representing his Warrant Shares registered in his name at a closing (the "Closing"), which shall occur at the offices of Snow Becker Krauss P.C., 25th Floor, 605 Third Avenue, New York, New York 10158, at 10:00 a.m. on May 10, 1996 (the "Closing Date"), or at such other time, date and place as the parties hereto may agree. Each certificate so issued shall bear the legend referred to in Section 11 of the Warrants until the Registration Statement is declared effective, at which time unlegended certificates shall be issued pursuant to
Section 4(c).

         (b) Anything in the Warrants to the contrary notwithstanding, each Warrant Holder shall pay the Exercise Price by payment (x) at the Closing of an amount equal to $.01 multiplied by the number of Warrant Shares issued to such Warrant Holder (the "Warrant Shares' Par Value") and (y) of the balance of the Exercise Price (the "Deferred Exercise Price") one year after the Closing Date. Anything in the preceding sentence to the contrary notwithstanding, each Warrant Holder shall prepay the Deferred Exercise Price on the earlier of (i) four business days after the sale of any of the Warrant Shares, such prepayment to be
(x) made in full if the net proceeds of such sale ("Net Proceeds") exceed the outstanding balance of and accrued interest on the Deferred Exercise Price and
(y) equal to the Net Proceeds if the Net Proceeds are less than the then outstanding principal balance of and accrued interest on the Deferred Exercise Price, or (ii) 60 days after the Registration Statement is declared effective by the Securities and Exchange Commission. If a Warrant Holder does not pay the Deferred Exercise Price in full within 90 days after the Closing Date, then the unpaid balance thereof shall bear interest at the prime rate of interest in effect from day to day as published in the Wall Street Journal.

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         (c) Each of the Warrant Holders acknowledges and agrees that (i) the
Exercise Price of his Warrants is the Exercise Price as set forth therein without any adjustments as provided in Section 5 thereof or otherwise and (ii) upon delivery of the Warrants and issuance of the Warrant Shares at the Closing, such Warrants shall be cancelled and shall be of no further force or effect.

         2.       The Closing.

         (a) At the Closing, each of the Warrant Holders shall deliver to the Company the following documents, instruments and agreements (the "Closing Documents"):

                  (i)      such Warrant Holder's original Warrant;

                  (ii) the consent of Meyerson to the exercise by such Warrant Holder of his Warrants;

                  (iii) a good check of such Warrant Holder or a bank check payable to the Company in payment of the Warrant Shares' Par Value of the Warrant Shares purchased by such Warrant Holder;

                  (iv) a Promissory Note, substantially in the form of Exhibit A hereto (the "Promissory Note"), executed by such Warrant Holder, in the principal amount of the Deferred Exercise Price of the Warrant Shares purchased by such Warrant Holder;

                  (v) a Pledge Agreement, substantially in the form of Exhibit B hereto (the "Pledge Agreement"), executed by such Warrant Holder, with respect to one-half of his Warrant Shares;

                  (vi) in connection with the Pledge Agreement, one or more certificates representing one-half of the Warrant Shares issued to such Warrant Holder upon exercise of his Warrant, together with one or more Stock Powers executed in blank by such Warrant Holder with his signature medallion guaranteed; and

                  (vii) such other documents, instruments and agreements as shall be reasonably requested by the Company or its counsel to effectuate fully the transactions contemplated by this Agreement.

         (b) At the Closing, the Company shall deliver to each Warrant Holder the following documents, instruments and agreements:

                  (i) two or more certificates representing the Warrant Shares registered in the name of such Warrant Holder in such denominations as the Warrant Holder shall designate, provided that the aggregate denominations of one or more of such certificates be equal to one-half of the Warrant Shares purchased by such Warrant Holder (it being the intention of the parties that certificates representing one-half of the Warrant Shares be delivered to the Company pursuant to Section 2(a)
         (vi) above); and

                  (ii) such other documents, instruments and agreements as shall be reasonably requested by such Warrant Holder or his counsel to effectuate fully the transactions contemplated by this Agreement.

3.       Sunrise and Escrow Agent Obligations.

         (a) At the Closing, (i) all Warrant Holders except for Low shall deliver to Sunrise, for placement in such Warrant Holder's brokerage account with Sunrise, all certificates representing all Warrant Shares that were not pledged to the Company under the Pledge Agreement (all of such Warrant Holders' shares being referred to herein as the "Unencumbered Warrant Shares"), and (ii) Low shall deliver to the Escrow Agent, to hold and deliver in accordance with the Escrow Agreement, certificates representing the Escrow Shares. Sunrise shall retain the certificates representing the Unencumbered Shares and, upon receipt under Section 3 of the Escrow Agreement, certificates representing the Escrow shares in its possession and shall deliver such certificates only upon the sale of the Warrant Shares represented thereby or as otherwise permitted by this Agreement. The Escrow Agent shall retain the certificates representing the Escrow Shares in its posession and shall deliver such certificates only as provided in the Escrow Agreement.

         (b) Each Warrant Holder hereby designates Sunrise as its broker to hold, transfer or sell such Warrant Holder's Warrant Shares then being held by Sunrise at such time and in such manner as such Warrant Holder shall designate in writing pursuant to instructions given after the effective date of the Registration Statement. Sunrise shall receive a commission equal to six cents per share for each Warrant Share so sold (subject to adjustment for any stock split or recapitalization of the Company).

         (c) Until such time as the unpaid balance of principal of and interest, if any, on a Warrant Holder's Promissory Note plus all other amounts that may be payable by such Warrant Holder to the Company under this Agreement, the Promissory Note or the Pledge Agreement (collectively, a Warrant Holder's "Obligations") shall have been paid in full, Sunrise, as broker, shall collect the proceeds of any sale of such Warrant Holder's Warrant Shares then held by Sunrise. Upon the sale of any such Warrant Shares, each Warrant Holder hereby authorizes and directs Sunrise to pay, and Sunrise hereby agrees to pay, the proceeds, net of any commissions and expenses of sale (the "Net Proceeds of Sale"), first, to the Company up to an amount equal to the then unpaid Obligations (including, in the case of Vertical and Matzner, all unpaid amounts due under Section 4(b) hereof) by wire transfer of immediately available funds in such amount and to such account as the Company shall designate in writing, and, second, to the Warrant Holder, his personal representatives, successors or assigns, or otherwise pursuant to his written instructions of an amount equal to the balance of the Net Proceeds of Sale. In the event that instructions given by the Company conflict with those given by a Warrant Holder, Sunrise shall follow the instructions given by the Company. Sunrise shall have no liability for taking any action in accordance with any written instructions provided to it under the terms of this Agreement. If less than all of a Warrant Holder's Warrant Shares being held by Sunrise are sold, then Sunrise shall continue to retain in its possession the certificates representing such unsold Warrant Shares until otherwise directed by the Warrant Holder, but at least until December 31, 1996.

         (d) Upon payment in full of all Obligations of a Warrant Holder, the Company shall promptly deliver the Warrant Share certificates of such Warrant Holder then being held by it under the Pledge Agreement to the Warrant Holders, in accordance with such Warrant Holder's written instructions, or, in the case of Low, in accordance with the terms of the Escrow Agreement; provided, however, that if a delivery to a Warrant Holder other than Low occurs before December 31, 1996, such delivery shall be made to the Warrant Holder or its designee c/o Sunrise, and Sunrise shall continue to hold such certificates and any certificates representing such Warrant Holder's Unencumbered Warrant Shares until the earlier of the sale of the Warrant Shares represented thereby or December 31, 1996, at which time Sunrise shall deliver such certificates to such Warrant Holder or pursuant to his written instructions.

         4.       Registration of the Warrant Shares.

         (a) The Company hereby acknowledges receipt of the Warrant Holders' request for registration pursuant to Section 9 of the Warrants ("Registration") and agrees that, except as modified by the terms of this Agreement, the provisions of Section 9, including, without limitation, the obligations of
Section 9(d), shall govern such Registration.

         (b) Anything in the Warrants to the contrary notwithstanding, (i) the Company shall use its best efforts to file the Registration Statement with the Securities and Exchange Commission (the "SEC") within ten days after the Closing Date, and (ii) Vertical and Matzner shall jointly and severally reimburse the Company for one-half of the aggregate fees and expenses incurred by the Company in connection with the negotiations, drafting and closing of this Agreement and the Registration up to a maximum aggregate payment by them of $7,500. The obligation of Vertical and Matzner to pay such fees and expenses shall be secured under the Pledge Agreement.

         (c) If the Registration Statement is declared effective by the SEC, then the Company shall cause new replacement certificates representing the Warrant Shares to be issued to the Warrant Holders without a restrictive legend upon receipt by the Company's transfer agent of the certificates issued at the Closing.

         (d) If the Registration Statement is not declared effective within 90 days after the Closing Date, then upon notice given not earlier than 90 days after the Closing Date and not later than 120 days after the Closing Date, each Warrant Holder shall have the right to exchange his Warrant Shares then outstanding for (i) his Promissory Note, which shall be cancelled, and (ii) warrants to purchase a number of shares of Common Stock equal to the number of Warrant Shares so exchanged, such warrants having the same exercise price and other terms, conditions, rights and obligations as such Warrant Holder's original Warrants, including, without limitation, the registration rights provisions of Section 9(d). Such exchange shall occur not earlier than ten days and not later than 30 days after such notice has been given by such Warrant Holder. If, at the time that such notice is given, Sunrise or the Escrow Agent shall have possession of certificates representing any such Warrant Shares, Sunrise or the Escrow Agent shall deliver such certificates to the Warrant Holder or otherwise pursuant to his instructions.

         5.       Representations and Warranties of the Warrant Holders.

         Each Warrant Holder hereby represents and warrants as to itself or himself that:

         (a) If such Warrant Holder is a corporation, it is duly organized, validly existing and in good standing under the laws of its state of organization.

         (b) Such Warrant Holder has the power to execute, deliver and perform this Agreement and the Closing Documents to which it or he is a party. Such Warrant Holder has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Closing Documents executed by it or him.

         (c) No consent or approval of any person other than Meyerson is or will be required in connection with the execution, delivery or performance by such Warrant Holder of this Agreement and its or his Closing Documents.

         (d) The execution and delivery by such Warrant Holder of this Agreement and the Closing Documents to which it or he is a party and the performance by it or him hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency or any certificate of incorporation or by-laws of a corporate Warrant Holder, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture to which such Warrant Holder is a party or by which it or he is bound.

         (e) This Agreement and each of the Closing Documents to which such Warrant Holder is a party has been duly executed and delivered by such Warrant Holder and each constitutes the valid and legally binding obligation of such Warrant Holder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         6.       Representations and Warranties of the Company.

         The Company hereby represents and warrants that:

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         (a)      It is duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) It has the power to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (c) No consent or approval of any person other than Meyerson is or will be required in connection with the execution, delivery or performance by it of this Agreement.

         (d) The execution and delivery by it of this Agreement and the performance by it hereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency or its certificate of incorporation or by-laws, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture to which it is a party or by which it is bound.

         (e) This Agreement has been duly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         7.       Miscellaneous.

         (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

         (b) This Agreement and the Schedules and Exhibits attached hereto contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. No party is entitled to rely on any representation or warranty of the other not made in this Agreement or the Schedules or Exhibits hereto. This Agreement may be amended only by a written instrument duly executed by the parties.

         (c) The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) All notices, claims certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to the Company:            Stratasys, Inc.
                                       14950 Martin Drive
                                       Eden Prairie, Minnesota  55344
                                       Attn:  Chairman

         With a copy to:               Snow Becker Krauss P.C.
                                       605 Third Avenue
                                       New York, NY  10158-0125
                                       Attn:  Eric Honick, Esq.

         If to Vertical:               Vertical Financial Inc.
                                       c/o Orida Capital International, Ltd.
                                       221 East 61st Street
                                       New York, NY  10021

         If to Low:                    Nathan Low
                                       c/o Sunrise Financial Group
                                       135 East 57th Street, 11th Floor
                                       New York, NY  10022

         If to Matzner:                Robb Matzner
                                       157 East 74th Street
                                       New York, NY  10021

         With a copy to:               Baer Marks & Upham, LLP
                                       805 Third Avenue
                                       New York, NY  10022
                                       Attn:  David L. Mathus, Esq.

         If to Shaeffer:               Floy Lambertson Shaeffer
                                       119 Joan Drive
                                       Barrington, IL 60010

         If to Heimstaedt:             Donald Heimstaedt
                                       289 River Edge Drive
                                       Chatham, NJ  07928

         If to Sunrise:                Sunrise Securities, Inc.
                                       135 East 57th Street, 11th Floor
                                       New York, NY  10022

or such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above.

         (e) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                   (f) This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         STRATASYS, INC.

                                         By:/s/ S. Scott Crump
                                            -----------------------------
                                                  S. Scott Crump, President

                                         VERTICAL FINANCIAL INC.

                                         By:/s/ Jacob Agam
                                            -----------------------------
                                                  Jacob Agam, President

                                            /s/ Nathan Low
                                            -----------------------------
                                                  Nathan Low

                                            /s/ Robb Matzner
                                            -----------------------------
                                                  Robb Matzner

                                            /s/ Floy L. Shaeffer
                                            -----------------------------
                                                  Floy L. Shaeffer

                                            /s/ Donald Heimstaedt
                                            -----------------------------
                                                  Donald Heimstaedt

                                         SUNRISE SECURITIES CORP.

                                         By:/s/ Nathan Low
                                            -----------------------------
                                                  Nathan Low, President

                           ESCROW AGENT ACKNOWLEDGMENT

         The undersigned, acting as Escrow Agent pursuant to an Escrow Agreement dated as of May 10, 1996, by and among Nathan Low, Sunrise Securities Corp., Vertical Financial Inc., Robb Matzner and Stratasys, Inc., hereby acknowledges its obligations as Escrow Agent under the foregoing Warrant Modification and Exercise Agreement and agrees to be bound by such obligations.

                                            BACHNER, TALLEY, POLEVOY &
                                             MISHER, LLP

                                            By:  /s/ Michael Karsch
                                            -----------------------------

                                                                  Exhibit A

                                 PROMISSORY NOTE

                                                         New York, New York
                                                               May,    1996

      FOR VALUE RECEIVED, ____________________ ("Maker"), hereby promises to pay to the order of STRATASYS, INC., a Delaware corporation ("Payee"), at 14950 Martin Drive, Eden Prairie, Minnesota 55344, in lawful money of the United States of America, the principal amount of ___________________ ($_____ ) on May __, 1997 (the "Maturity Date"). If the principal balance of this Promissory
Note is not paid in full on or before August _, 1996, then the unpaid principal amount hereof from time to time outstanding shall bear interest daily from and after such date until paid in full at an annual rate of interest equal to the prime rate of interest as published in the Wall Street Journal (the "Prime Rate"). Maker shall pay all accrued and unpaid interest on the Maturity Date. Interest shall be determined on the basis of a 360-day year and paid for the actual number of days elapsed. Interest on overdue principal shall be payable at the lower of the Prime Rate plus five percent (5%) per annum or the maximum rate permitted by law (such rate being referred to herein as the "Default Rate") until such overdue principal is paid in full.

      This Promissory Note has been given to Payee pursuant to a Warrant Modification and Exercise Agreement, dated May __, 1996, among Maker, Payee, and certain other holders of warrants to purchase Common Stock of Payee (the "Warrant Exercise Agreement"). This Promissory Note is secured under a Pledge Agreement, of even date herewith, between Maker and Payee.

      Maker shall pay all costs of collection of all past due amounts under this Promissory Note, including reasonable attorneys' fees and expenses if collected by or through legal process. Maker hereby waives trial by jury and the right to interpose any setoff or counterclaim of any nature or description in any action brought in connection with this Promissory Note. In the event of any default in the payment of any amount due hereunder, the outstanding principal balance of this Promissory Note and any accrued and unpaid interest thereon shall become immediately due and payable.

      Anything herein to the contrary notwithstanding, in no event shall interest payable under this Promissory Note exceed the maximum interest rate permitted by law, and any interest collected hereunder that may be in excess of such rate shall, first, be applied to the reduction of principal and, second, be returned to Maker in the event that the principal shall have been paid in full.

      If the obligation of Maker to pay any principal of or interest on this Promissory Note becomes due on a Saturday, Sunday or legal holiday in New York State, then such due date shall be extended to the next succeeding full business day.

      Maker hereby waives presentment for payment, protest, notice of protest, notice of nonpayment and diligence in bringing suit.

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      Maker may prepay this Promissory Note in full or in part at any time without premium or penalty. Maker shall prepay this Promissory Note on the earlier to occur of (i) four business days after the sale of any of the Warrant Shares (as defined in the Warrant Exercise Agreement), such prepayment to be (x) made in full if the net proceeds of such sale ("Net Proceeds") exceed the outstanding principal balance of and accrued interest on this Promissory Note and (y) equal to the Net Proceeds if the Net Proceeds are less than the then outstanding principal balance of and accrued interest on this Promissory Note, or (ii) 60 days after the Registration Statement (as defined in the Warrant Exercise Agreement) is declared effective by the Securities and Exchange Commission. All prepayments received by Payee shall be applied, first, to pay accrued and unpaid interest hereunder, and, second, to reduce the outstanding principal balance of this Promissory Note.

      Any demand or notice to be given to Maker or Payee under this Promissory Note shall be given in the manner provided for in the Warrant Exercise Agreement.

      This Promissory Note shall be governed by and construed in accordance with the internal laws and the State of New York, and the terms hereof may not be changed orally.

                                            MAKER:

                                            -----------------------------

                                                                     Exhibit B

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Agreement"), dated as of May __, 1996, by and between ____________ ("Pledgor"), and STRATASYS, INC., a Delaware corporation ("Pledgee").

                                 R E C I T A L S

         Pledgor, Pledgee and certain other holders of warrants ("Warrants") to purchase shares of Pledgor's Common Stock, $.01 par value ("Common Stock"), are parties to a Warrant Modification and Exercise Agreement, dated May __, 1996 (the "Warrant Exercise Agreement"), pursuant to which Pledgor exercised such Warrants and purchased shares of Common Stock. In partial consideration of the sale of such shares of Common Stock, Pledgor has delivered to Pledgee a Promissory Note in the principal amount of $__________ (the "Promissory Note"). Pledgor has agreed to pledge the shares of Common Stock described on Schedule A hereto (the "Pledged Shares") as security for the payment, performance and observance of all obligations of Pledgor (i) under the Warrant Exercise Agreement, the Promissory Note, and this Agreement and (ii) to pay any and all costs and expenses of collection paid or incurred by Pledgee in connection with the enforcement or realization of Pledgee's rights in the Pledged Collateral (as hereinafter defined in Section 1) (such obligations being referred to herein collectively as the "Obligations").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Pledge by Pledgor; Deposit of Pledged Shares.

         (a) To secure the due and punctual payment, performance and observance of the Obligations, Pledgor hereby pledges, as collateral security, and grants a security interest in, the Pledged Shares (together with all certificates, options, rights, dividends, or distributions issued as an addition to, in substitution or in exchange for, or on account of, any such Pledged Shares, and all proceeds of the foregoing being referred to herein as the "Pledged Collateral"), and all proceeds thereof and rights attributable thereto, to Pledgee. Contemporaneously with the execution and delivery of this Agreement, Pledgor is depositing with Pledgee the certificates representing the Pledged Collateral, together with stock powers duly endorsed in blank for transfer, with the signature medallion guaranteed and transfer tax stamps affixed as necessary, receipt of which certificates and stock powers is hereby acknowledged.

         (b) If Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Collateral, any:

                  (i) stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

                  (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Collateral, or otherwise;

                  (iii) dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Collateral; or

                  (iv) dividends or distributions of any sort;

then Pledgor will accept the same as Pledgee's agent, in trust for the benefit of Pledgee, and the same shall be segregated from other property and funds of Pledgor and shall forthwith be delivered to Pledgee (and in all events within three business days following receipt by Pledgor) in the exact form received with, as applicable, Pledgor's endorsement or stock powers duly executed in blank and medallion guaranteed, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Collateral. The Pledgee will apply any cash dividends or other cash payments received to pay the Obligations.

         2.       Representations and Warranties of Pledgor.

         Pledgor represents and warrants that:

         (a) It has the requisite capacity to enter into this Agreement, to pledge the Pledged Collateral for the purposes specified in Section l(a), and to perform its obligations hereunder, and it does not have any disability which would in any manner prevent or limit Pledgee from taking any action contemplated by this Agreement.

         (b) It is the legal and beneficial owner of all of the Pledged Collateral.

         (c) All of the shares of capital stock of Pledgee included in the Pledged Collateral are owned by Pledgor of record and beneficially, free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest, except for the security interest created hereby [and (in the case of Nathan Low) the security interests of Vertical Financial Inc. ("Vertical") and Robb Matzner ("Matzner"), which have been fully subordinated to the security interest of Pledgee hereunder pursuant to a Subordination Agreement of even date herewith].

         (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for
(i) the due execution, delivery and performance by Pledgor of this Agreement,
(ii) the grant by Pledgor, or the perfection, of the security interest created hereby in the Pledged Collateral, or (iii) the exercise by Pledgee of any of its rights and remedies hereunder, except as may be required by applicable securities laws.

         (e) Upon delivery by Pledgor to Pledgee or its agent of the Pledged Collateral, this Agreement will create a valid first lien upon, and perfected security interest in, such Pledged Collateral subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Collateral.

         3.       Covenants of Pledgor.

         Pledgor hereby covenants that, until all of the Obligations have been satisfied in full, Pledgor will:

         (a) not sell, assign, exchange, or otherwise dispose of any of the Pledged Collateral, or any interest therein or create, incur, permit or suffer to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral or the proceeds thereof, other than that created hereby [, except for the lien of Vertical and Matzner];

         (b) at Pledgor's own expense, defend Pledgee's security interest in and to the Pledged Collateral against the claims of any person, firm, corporation, or other entity [, except for the lien of Vertical and Matzner];

         (c) deliver to Pledgee all written notices, and will promptly give Pledgee written notice of any other notices, received by it with respect to Pledged Collateral; and

         (d) at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of a Default (as defined in Section 5 hereof) irrevocable proxies with respect to the Pledged Collateral in form satisfactory to Pledgee. Until receipt thereof, this Agreement shall constitute a proxy of Pledgor to Pledgee or its nominee to vote all shares of Pledged Collateral then registered in Pledgor's name upon the occurrence of a Default.

         4.       Pledgor's Rights.

         As long as no Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Warrant Extension Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Pledgor in respect of the Pledged Collateral.

         5.       Default and Remedies.

         (a) Pledgor's default in the payment when due of any amount constituting a part of the Obligations or default in the performance of any of the Obligations in any material respect and failure to cure such default within five days after notice thereof from the Company shall constitute a "Default" for purposes of this Agreement.

         (b) Upon the occurrence and during the continuance of a Default, Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind (except as otherwise specified below) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), exercise any or all of the following rights and remedies with respect to the Pledged Collateral:

                  (i) Pledgee may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral for the purpose of exercising its rights under subsections (ii) or (iii) below, exercise the voting rights with respect thereto, and collect and receive all cash dividends and other distributions made thereon.

                  (ii) Upon notice given to Pledgor as herein provided, Pledgee may take ownership of Pledged Collateral having a Value (as hereinafter defined) equal to all or any part of the Obligations. For purposes of this Agreement, the "Value" of any Pledged Collateral shall be equal to
         (x) 80% of the Current Market Price of any shares of Common Stock constituting a part of the Pledged Collateral as determined in accordance with Section 5(h) of the Warrants and (y) 80% of the fair market value of any other property constituting a part of the Pledged Collateral.

                  (iii) Pledgee may agree to sell or otherwise dispose of and deliver the Pledged Collateral or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Collateral purchase the shares constituting the Pledged Collateral for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Collateral free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released. Pledgee need not give more than five (5) days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable. Pledgee shall not be obligated to make such sale regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned.

                  (iv) Pledgee may exercise any and all other rights or remedies it may have at law or in equity with respect to the Pledged Collateral, including, without limitation, its rights under the New York Uniform Commercial Code.

         (c) In the event that the proceeds of any sale, disposition or other realization or collection of Pledged Collateral (including, without limitation, the value of any Pledged Collateral taken in satisfaction of all or part of the Obligations) are insufficient to pay all amounts to which Pledgee is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at the Default Rate provided in the Promissory Note.

         (d) Pledgor agrees that in any sale of any Pledged Collateral hereunder, Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Pledgee be liable or accountable to Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

         (e) The proceeds of any sale or other disposition by the Pledgee (including, without limitation, the Value of any Pledged Collateral taken in satisfaction of all or part of the Obligations) shall be applied as follows:

                  (i) first, to the costs and expenses incurred in connection therewith or incidental thereto or in connection with or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses;

                  (ii) second, to the satisfaction of the Obligations, first, in respect of any reasonable fees not covered by clause (i) above, second, in respect of accrued but unpaid interest included in the Obligations, and, third, in respect of unpaid principal included in the Obligations;

                  (iii) third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code); and

                  (iv) fourth, to the extent of any surplus proceeds, to the Pledgor or such other person or persons then entitled by law to receive the same or as a court of competent jurisdiction may direct.

         (f) Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument which Pledgee in its sole discretion may deem necessary or advisable to exercise its rights hereunder, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

         (g) If Pledgor fails to perform any agreement or obligation contained herein, Pledgee itself may perform, or cause performance of, such agreement or obligation, and the expenses incurred by Pledgee in connection therewith shall be payable by Pledgor.

         6.       Termination

         (a) This Agreement shall terminate when, and only when, there are no Obligations of any kind outstanding in favor of Pledgee. Thereupon, all right, title and interest in the Pledged Collateral shall revert to Pledgor or such other person as shall be entitled to it or as a court of competent jurisdiction shall direct, and this Agreement shall terminate. Upon satisfaction of all of the Obligations, Pledgee shall promptly deliver the Pledged Collateral to [(in the case of Low) Vertical and Matzner or their escrow agent unless they have advised Pledgee in writing that all of Pledgor's obligations to them have been satisfied in full, in which event the Pledged Collateral shall be delivered to] Pledgor or in accordance with its instructions. If requested by Pledgor, Pledgee shall thereupon, at Pledgor's expense, execute and file a termination statement under the Uniform Commercial Code in each office in which any financing statement relative to the Pledged Collateral, or any part thereof, shall have been filed.

         (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor or such other person or persons then entitled by law to receive the same or as a court of competent jurisdiction may direct.

         7.       Remedies Cumulative.

         The remedies of the Pledgee under this Agreement shall be in addition to all other rights and remedies it may have under the Warrant Exercise Agreement or the Promissory Note or at law or in equity, and the exercise of any such rights or remedies shall not preclude the simultaneous exercise by Pledgee of any other rights or remedies available to it.

         8.       Miscellaneous.

         (a) This Agreement may not be amended, altered, modified, terminated or discharged orally but only in writing signed by the party against whom enforcement of such amendment, alteration, modification, termination or discharge is sought.

         (b) No course of dealing between Pledgor and Pledgee nor any failure on the part of Pledgee to exercise or delay in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; and any exercise or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights provided by law, including, without limitation, the rights and remedies of a secured party under the New York Uniform Commercial Code.

         (c) Any notice, request, demand or other communication to any party by another party to this Agreement as provided for herein shall be given in the manner prescribed in the Warrant Exercise Agreement.

         (d) Except as specifically permitted under this Agreement, Pledgor may assign its rights or delegate its obligations hereunder only upon the written consent of Pledgee, and in the event of any such delegation of Pledgor's obligations, Pledgor shall continue to remain primarily liable for the payment and performance thereof. Pledgee may assign its rights or delegate its obligations hereunder to any person without receiving the consent of Pledgor, but in the event of any such delegation of Pledgee's obligations, Pledgee shall continue to remain primarily liable for performance thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

         (e) PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE WARRANT EXERCISE AGREEMENT OR ANY OTHER CLOSING DOCUMENT REFERRED TO THEREIN AND IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM, OFFSET OR DEFENSE ARISING IN CONNECTION WITH SUCH ACTION OR PROCEEDING WHETHER ARISING UNDER ANY STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND INCLUDING WITHOUT LIMITATION, ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS SECTION, OR THIS AGREEMENT, THE WARRANT EXERCISE AGREEMENT OR ANY CLOSING DOCUMENT REFERRED TO THEREIN. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PLEDGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PLEDGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, PLEDGOR ACKNOWLEDGES THAT PLEDGEE HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         (f) PLEDGOR AGREES TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK (NEW YORK COUNTY) AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECT TO PLEDGOR AT THE ADDRESS INDICATED AT THE END OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, POSTAGE

PREPAID. PLEDGOR WAIVES, AT THE OPTION OF THE PLEDGEE, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING CONTAINED IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ACTION OR PROCEEDING AGAINST PLEDGOR OR ANY OF ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (g) PLEDGOR AGREES THAT ANY ACTION COMMENCED BY PLEDGOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OBLIGATIONS OR ANY OTHER AGREEMENT OR INSTRUMENT RELATING TO ANY OR ALL OF THE OBLIGATIONS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THAT SUCH COURTS SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY SUCH ACTIONS.

         (h) The parties hereto agree to perform such other acts and to execute and deliver such other agreements, documents, instruments, conveyances, transfers and assurances as are necessary or advisable for the full and complete performance and consummation of the transactions contemplated by this Agreement and the perfection and preservation of the security interest created by this Agreement.

         (i) This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of New York.

         (j) No provision of this Agreement that is deemed unenforceable shall in any way invalidate any other provision hereof, each of which shall remain in full force and effect.

         (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         (l) The captions used herein are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Pledge Agreement as of the date first above written.

                                  PLEDGOR:

                                  ADDRESS:

                                  STRATASYS, INC.

                                  By:
                                     -----------------------------------
                                        S. Scott Crump, Chairman

                                                              Schedule A to
                                                            Pledge Agreement

                                 PLEDGED SHARES

Pledgor                        No. of Shares                 Certificate No.